Exhibit 99.1

For Immediate Release

Contact: John Lynch, Vice President, Treasurer and Investor Relations, 508-482-2314

Waters Reports First Quarter 2016 Financial Results

Company Delivers Revenue of $475 Million and Non-GAAP EPS of $1.26

•	Sales Grew 5% in Constant Currency

•	Continued Bio/Pharmaceutical Strength

•	Steady Service and Chemistry Consumable Growth

•	Notable Sales Growth from Largest Asian Markets

Milford, Massachusetts, April 26, 2016 - Waters Corporation (NYSE: WAT) reported first quarter 2016 sales of $475 million, a 3% increase versus sales of $460 million in the first quarter of 2015. Foreign currency translation reduced sales growth by approximately 2%. On a GAAP basis, earnings per diluted share (EPS) for the first quarter were $1.15 and were flat compared to the first quarter of 2015. On a non-GAAP basis, including the adjustments in the attached reconciliation, EPS increased 4% to $1.26 from $1.21 in the first quarter of 2015. A description and reconciliation of GAAP to non-GAAP EPS is attached and can be found on the Company’s website at http://www.waters.com under the caption “Investors”.

Commenting on the Company’s performance, Christopher J. O’Connell, President and Chief Executive Officer said, “We are pleased with our solid start to 2016, led by continued strength in bio/pharmaceutical end markets, and balanced contribution from key products and geographies. Furthermore, strong operational execution enabled earnings per share growth while we continued key investments in innovation.”

Results from the Company’s end markets were highlighted by 9% constant currency sales growth from the broadly defined bio/pharmaceutical market, offset by flat performance in other markets.

The Company’s recurring revenues, the combination of service and consumables, posted 8% constant currency sales growth in comparison to a strong prior year’s result, while instrument system sales grew more slowly and were up about 2% in the quarter.

Regionally, the Company’s highest geographical growth in the quarter came from Asia, which posted an 11% constant currency sales growth rate, with continued strong demand from China and India. Sales in the U.S. and Europe, in constant currency, grew more modestly and increased by 2% in the quarter.

As communicated in a prior press release, Waters Corporation will webcast its first quarter 2016 financial results conference call this morning, April 26, 2016 at 8:30 a.m.

eastern time. To listen to the call, connect to www.waters.com, choose “Investor Relations” and click on the “Live Webcast”. A replay will be available through May 3, 2016 at midnight eastern time, similarly by webcast and also by phone at 203-369-1599.

About Waters Corporation

Waters Corporation (NYSE: WAT) develops and manufactures advanced analytical science technologies for laboratory-dependent organizations. For more than 50 years, the Company has pioneered a connected portfolio of separations science, laboratory information management, mass spectrometry and thermal analysis systems.

Non-GAAP Financial Measures

This press release contains financial measures, such as constant currency growth rate, adjusted operating income, adjusted earnings per share and adjusted operating margin, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles (GAAP). The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Waters Corporation’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Waters Corporation’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

CAUTIONARY STATEMENT

This release may contain “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results; the impact on demand among the Company’s various market sectors from economic, sovereign and political uncertainties; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the ability to access capital, maintain liquidity and service our debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products and risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission, which “Forward-Looking Statements” and “Risk Factors” discussions are incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries

Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	April 2, 2016	December 31, 2015
Cash, cash equivalents and investments	2,505,168	2,399,263
Accounts receivable	439,578	468,315
Inventories	287,048	263,415
Property, plant and equipment, net	336,798	333,355
Intangible assets, net	223,364	218,022
Goodwill	356,880	356,864
Other assets	219,559	229,443
Total assets	4,368,395	4,268,677
Notes payable and debt	1,718,800	1,668,336
Other liabilities	547,909	541,490
Total liabilities	2,266,709	2,209,826
Total equity	2,101,686	2,058,851
Total liabilities and equity	4,368,395	4,268,677

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	April 2, 2016	April 4, 2015
Net sales	$475,246	$460,404
Cost of sales	201,151	189,246
Gross profit	274,095	271,158
Selling and administrative expenses	129,351	119,751
Research and development expenses	29,438	28,951
Purchased intangibles amortization	2,644	2,474
Operating income	112,662	119,982
Interest expense, net	(6,032)	(6,635)
Income from operations before income taxes	106,630	113,347
Provision for income tax expense	12,578	17,286
Net income	$94,052	$96,061
Net income per basic common share	$1.16	$1.16
Weighted-average number of basic common shares	81,275	83,025
Net income per diluted common share	$1.15	$1.15
Weighted-average number of diluted common shares and equivalents	81,974	83,752

Waters Corporation and Subsidiaries

Quarterly Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segment, Products & Services, Geography and Markets

Quarters Ended April 2, 2016 and April 4, 2015

(in thousands)

					Constant
	Three Months Ended		Percent	Currency	Currency
	April 2, 2016	April 4, 2015	Change	Impact	Growth Rate (a)
NET SALES - OPERATING SEGMENT
Waters	$424,193	$409,668	4%	$(6,321)	5%
TA	51,053	50,736	1%	(151)	1%

Total	$475,246	$460,404	3%	$(6,472)	5%

NET SALES - PRODUCTS & SERVICES
Instruments	$223,707	$224,690	—	$(4,431)	2%
Service	167,389	157,531	6%	(1,852)	8%
Chemistry	84,150	78,183	8%	(189)	8%

Total Recurring	251,539	235,714	7%	(2,041)	8%

Total	$475,246	$460,404	3%	$(6,472)	5%

NET SALES - GEOGRAPHY
Americas	$178,741	$177,580	1%	$(766)	1%
Europe	125,032	124,401	1%	(1,517)	2%
Asia	171,473	158,423	8%	(4,189)	11%

Total	$475,246	$460,404	3%	$(6,472)	5%

NET SALES - MARKETS
Pharmaceutical	$259,086	$241,303	7%	$(4,436)	9%
Industrial	153,521	155,010	(1%)	(1,189)	—
Government & Academic	62,639	64,091	(2%)	(847)	(1%)

Total	$475,246	$460,404	3%	$(6,472)	5%

(a)	The Company believes that referring to comparable, constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Quarterly Reconciliation of GAAP to Adjusted Non-GAAP Financials

Quarters Ended April 2, 2016 and April 4, 2015

(in thousands, except per share data)

	Net Sales	Gross Profit	Gross Profit Percentage	Selling & Administrative Expenses	Research & Development Expenses	Operating Income	Operating Income Percentage	Interest Expense, Net	Income from Operations before Income Taxes	Provision for Income Tax Expense	Net Income	Diluted Earnings per Share
Quarter Ended April 2, 2016
GAAP	$475,246	$274,095	57.7%	$131,995	$29,438	$112,662	23.7%	$(6,032)	$106,630	$12,578	$94,052	$1.15
Adjustments:
Purchased intangibles amortization (a)	—	—	—	(2,644)	—	2,644	0.6%	—	2,644	750	1,894	0.02
Stock award modification (b)	—	—	—	(7,085)	—	7,085	1.5%	—	7,085	2,657	4,428	0.05
Restructuring costs, asset impairments, acquisition-related costs & other one-time costs (c)	—	—	—	(3,608)	—	3,608	0.8%	—	3,608	1,142	2,466	0.03
Infrequent income tax items (d)	—	—	—	—	—	—	—	—	—	(737)	737	0.01

Adjusted Non-GAAP	$475,246	$274,095	57.7%	$118,658	$29,438	$125,999	26.5%	$(6,032)	$119,967	$16,390	$103,577	$1.26

Quarter Ended April 4, 2015
GAAP	$460,404	$271,158	58.9%	$122,225	$28,951	$119,982	26.1%	$(6,635)	$113,347	$17,286	$96,061	$1.15
Adjustments
Purchased intangibles amortization (a)	—	—	—	(2,474)	—	2,474	0.5%	—	2,474	704	1,770	0.02
Restructuring costs, asset impairments, acquisition-related costs & other one-time costs (c)	—	—	—	(1,272)	—	1,272	0.3%	—	1,272	363	909	0.01
Infrequent income tax items (d)	—	—	—	—	—	—	—	—	—	(2,406)	2,406	0.03

Adjusted Non-GAAP	$460,404	$271,158	58.9%	$118,479	$28,951	$123,728	26.9%	$(6,635)	$117,093	$15,947	$101,146	$1.21

(a)	Purchased Intangibles Amortization was excluded to allow for comparisons of operating results that are consistent over periods of time.
(b)	The expense associated with accerlerating the vesting of certain stock awards were excluded as the Company believes these expenses are infrequent, unusual and are not indicative of normal operating costs.
(c)	Restructuring Costs, Asset Impairments, Acquisition-Related Costs and Other One-Time Costs were excluded as the Company believes that costs to consolidate operations, reduce overhead and complete acquisitions are infrequent or unusual and are not indicative of normal operating costs.
(d)	Infrequent Income Tax Items were excluded as these costs and benefits are typically the result of audit examination settlements, updates in management’s assessment of ongoing examinations or other unusual tax items and are not indicative of the Company’s normal or future income tax expense.